Exhibit 99.3

Special Meeting Proxy Card

NEUROGEN CORPORATION

45 Northeast Industrial Road

Branford, Connecticut 06405

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FOR THE SPECIAL MEETING OF STOCKHOLDERS

The undersigned hereby appoints and authorizes Stephen R. Davis with all powers of substitution and revocation as attorney and proxy to represent the undersigned, with all powers which the undersigned would possess if personally present, and to vote the shares of Common Stock of Neurogen Corporation held of record by the undersigned on                     , 2009, at the Special Meeting of Stockholders of Neurogen Corporation, which is being held on                     , 2009 at [    :00 p.m.], local time, at the [Grand Hyatt New York, 109 East 42nd Street at Grand Central Station, New York, New York 10017], and at any postponements or adjournments of that meeting, upon the matters set forth on the reverse side, and, in his discretion, upon any other business that may properly come before the meeting or any adjournment thereof.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE:

1	“FOR” THE ADOPTION OF THE AGREEMENT AND PLAN OF MERGER, DATED AS OF AUGUST 23, 2009, BY AND AMONG LIGAND PHARMACEUTICALS INCORPORATED, NEON SIGNAL, LLC, A WHOLLY OWNED SUBSIDIARY OF LIGAND PHARMACEUTICALS, AND NEUROGEN, AS AMENDED BY THE AMENDMENT THERETO, DATED AS OF SEPTEMBER 18, 2009, AND THE APPROVAL OF THE MERGER CONTEMPLATED BY SUCH MERGER AGREEMENT, AS DESCRIBED IN THE PROXY STATEMENT/PROSPECTUS ACCOMPANYING THIS PROXY.

2	“FOR” THE ADJOURNMENT OF THE SPECIAL MEETING TO A LATER DATE OR DATES, IF NECESSARY, TO PERMIT FURTHER SOLICITATION OF PROXIES IF THERE ARE NOT SUFFICIENT VOTES AT THE TIME OF THE SPECIAL MEETING TO ADOPT THE MERGER AGREEMENT AND APPROVE THE MERGER.

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INCLUDED, WILL BE VOTED “FOR” PROPOSALS 1 AND 2.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

(Continued and to be signed on the reverse side)

VOTE BY INTERNET – www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by Neurogen in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE – 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Neurogen Corporation, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

Please vote, sign, date and promptly return this proxy in the enclosed envelope which is postage-prepaid if mailed in the United States.

To vote, mark blocks below in blue or black ink as follows:

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

NEUROGEN CORPORATION

Vote on Proposals

		For	Against	Abstain
1.	The adoption of the Agreement and Plan of Merger, dated as of August 23, 2009, by and among Ligand Pharmaceuticals Incorporated, Neon Signal, LLC, a wholly owned subsidiary of Ligand Pharmaceuticals, and Neurogen, as amended by the Amendment thereto, dated as of September 18, 2009, and the approval of the merger contemplated by such merger agreement.	☐	☐	☐

		For	Against	Abstain
2.	The adjournment of the special meeting to a later date or dates, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the special meeting to adopt the merger agreement and approve the merger;	☐	☐	☐

Note: Please sign exactly as your name or names appear(s) on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

For address changes and/or comments, please check this box and write them on the back where indicated.	☐

	Yes	No
Please indicate if you plan to attend this special meeting.	☐	☐

Signature	Date	Signature (Joint Owners)	Date
[PLEASE SIGN WITHIN BOX]